Exhibit 99.1

M.D.C. HOLDINGS, INC.

NEWS BULLETIN

M.D.C. HOLDINGS, INC.

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 2, 2012

Contact:	Robert N. Martin
Vice President of Finance
(720) 977-3431
bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER 2011 RESULTS

DENVER, Thursday, February 2, 2012—

•	Loss before tax of $19.8 million, including charges of $20.2 million for extinguishment of debt and $2.7 million for asset impairments and project abandonment

•	Adjusted income before tax of $3.1 million (excluding charges), an $18.9 million year-over-year improvement

•	Net loss of $18.8 million, or $0.40 per share

•	General and administrative expense of $28.7 million decreased 33% year-over-year

•	Net orders increased 1% year-over-year to 523 homes

•	Backlog of 1,043 homes at 12/31/2011, up 24% year-over-year

•	Cash and investments of $863 million at 12/31/2011 exceeds total debt by $70 million

M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2011 fourth quarter of $18.8 million, or $0.40 per share, including pretax charges of $20.2 million related to the extinguishment of debt and $2.7 million related to asset impairments and project abandonment charges. In the 2010 fourth quarter, our net loss was $30.0 million, or $0.65 per share, including pretax charges of $19.2 million related to asset impairments and project abandonment charges. Revenue for the 2011 fourth quarter decreased 5% to $247.4 million, compared with $259.6 million a year ago.

Management Comments

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “In the fourth quarter of 2011, excluding debt extinguishment and land-related charges, we achieved profitability, thereby providing strong evidence of the meaningful progress we have made in implementing Company initiatives over the past few quarters.”

M.D.C. HOLDINGS, INC.

Mizel continued, “Our efforts to reduce overhead continued in the fourth quarter, allowing us to decrease general and administrative expense by 33% year-over-year. In addition, since the second quarter of 2011, when we announced a change to our strategy on starting unsold homes, our home gross margins have improved 200 basis points. Also, we completed our previously announced plan to reduce our debt by $500 million, which decreased the Company’s annualized interest incurred going forward by $30 million. We believe that the actions we have taken so far will continue to positively impact our operating results going forward as we aggressively pursue our goal of returning to full-year profitability in 2012.”

Mizel concluded, “To start 2012, we implemented changes to our sales process and product offering across our Company. At the same time, January 2012 orders increased approximately 30% from January 2011. We cannot be certain that the improvement in net orders is attributable to our recent actions, or that the improvement will be sustained in future months. Nonetheless, we are encouraged by this data point and other increasingly positive signs for the health of the housing market overall and for our individual markets, which lead us to believe that our industry has stabilized and may begin to recover in 2012.”

Fourth Quarter Highlights

Home closings in the 2011 fourth quarter were 792 units, with an average selling price of $291,300, compared with 865 units, with an average selling price of $291,700, in the fourth quarter of 2010. Our ratio of closings to beginning backlog decreased to 60% for the 2011 fourth quarter, compared with 73% in the 2010 fourth quarter. The decrease is attributable to a year-over-year decrease in the percentage of backlog under construction at the beginning of the quarter, consistent with our change in strategy on starting unsold homes.

Home gross margins in the 2011 fourth quarter were 15.0% as compared with 17.0% in the 2010 fourth quarter. Adjusted home gross margins (excluding warranty adjustments and interest) were 16.8% in the 2011 fourth quarter, up from 16.5% in the 2010 fourth quarter.

Marketing costs were $9.1 million in the 2011 fourth quarter, compared with $11.6 million in the 2010 fourth quarter, primarily due to a decrease in product advertising costs. Commission costs were $8.2 million, as compared with $9.4 million in the same quarter last year, inline with the decrease in revenue we experienced.

General and administrative expenses decreased to $28.7 million for the 2011 fourth quarter, compared with $42.9 million for the same period in the prior year. The primary driver behind the decrease was a $10.3 million decline in compensation-related expenses.

During the 2011 fourth quarter, asset impairments totaled $0.8 million, compared with $17.9 million in the same quarter last year. We also incurred $1.8 million of expense related to write-offs of land option deposits and pre-acquisition costs associated with lot option contracts that we elected not to exercise during the 2011 fourth quarter, compared with $1.3 million during the 2010 fourth quarter.

M.D.C. HOLDINGS, INC.

Net orders for the 2011 fourth quarter increased slightly to 523 homes with an estimated sales value of $153 million, compared with net orders for 519 homes with an estimated sales value of $150 million during the same period in 2010.

We ended the 2011 fourth quarter with 1,043 homes under contract with an estimated sales value of $330 million, compared with a backlog of 842 homes with an estimated sales value of $269 million at December 31, 2010. Our estimated home gross margin in backlog at the end of the fourth quarter increased from the estimated home gross margin in backlog to start the quarter.

Full Year Results

For full year results, please consult the Company’s Form 10-K for the year ended December 31, 2011, which is scheduled to be filed with the Securities and Exchange Commission today.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest

M.D.C. HOLDINGS, INC.

rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-K for the year ended December 31, 2011, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUE
Home sales revenue	$230,732	$252,302	$805,164	$921,022
Land sales revenue	8,360	(735)	11,859	5,883
Other revenue	8,284	7,999	27,145	31,750

Total Revenue	247,376	259,566	844,168	958,655

COSTS AND EXPENSES
Home cost of sales	196,140	209,434	686,661	745,085
Land cost of sales	8,314	(617)	10,796	5,366
Asset impairments	811	17,929	14,901	21,647
Marketing expenses	9,059	11,596	38,791	41,322
Commission expenses	8,248	9,437	28,947	34,255
General and administrative expenses	28,745	42,933	137,314	166,993
Other operating expenses	1,866	1,316	5,209	3,162

Total Operating Costs and Expenses	253,183	292,028	922,619	1,017,830

LOSS FROM OPERATIONS	(5,807)	(32,462)	(78,451)	(59,175)

Other income (expense)
Interest income and other	7,578	7,209	30,904	27,197
Interest expense	(1,311)	(9,813)	(21,130)	(38,623)
Extinguishment of senior notes	(20,236)	—	(38,795)	—

LOSS BEFORE TAXES	(19,776)	(35,066)	(107,472)	(70,601)
Benefit from income taxes, net	955	5,092	9,082	5,831

NET LOSS	$(18,821)	$(29,974)	$(98,390)	$(64,770)

EARNINGS (LOSS) PER SHARE
Basic	$(0.40)	$(0.65)	$(2.12)	$(1.40)

Diluted	$(0.40)	$(0.65)	$(2.12)	$(1.40)

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$343,361	$572,225
Marketable securities	519,943	968,729
Restricted cash	667	420
Receivables
Home sales receivables	15,155	8,530
Income taxes receivable	—	2,048
Other receivables	7,514	9,432
Mortgage loans held-for-sale, net	78,335	65,114
Inventories, net
Housing completed or under construction	300,714	372,422
Land and land under development	505,338	415,237
Property and equipment, net	36,288	40,826
Deferred tax asset, net of valuation allowance of $281,178 and $231,179 at December 31, 2011 and 2010, respectively	—	—
Prepaid expenses and other assets, net	51,410	92,786

TOTAL ASSETS	$1,858,725	$2,547,769

LIABILITIES
Accounts payable	$26,006	$35,018
Accrued liabilities	171,273	260,819
Mortgage repurchase facility	48,702	25,434
Senior notes, net	744,108	1,242,815

TOTAL LIABILITIES	990,089	1,564,086

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,017,000 and 47,957,000 issued and outstanding, respectively, at December 31, 2011 and 47,198,000 and 47,142,000 issued and outstanding, respectively, at December 31, 2010	480	472
Additional paid-in-capital	863,128	820,237
Retained earnings	12,927	158,749
Accumulated other comprehensive (loss) income	(7,240)	4,884
Treasury stock, at cost; 60,000 and 56,000 shares at December 31, 2011 and December 31, 2010, respectively	(659)	(659)

TOTAL STOCKHOLDERS’ EQUITY	868,636	983,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,858,725	$2,547,769

M.D.C. HOLDINGS, INC.

Information on Segments

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUE
Homebuilding
West	$93,247	$87,183	$276,423	$333,746
Mountain	88,309	106,536	320,772	352,441
East	52,433	50,119	183,211	212,585
Other Homebuilding	9,822	12,060	47,308	45,197

Total Homebuilding	243,811	255,898	827,714	943,969
Financial Services and Other	8,112	7,778	26,086	30,474
Corporate	—	—	—	—
Inter-company adjustments	(4,547)	(4,110)	(9,632)	(15,788)

Consolidated	$247,376	$259,566	$844,168	$958,655

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$2,092	$(3,702)	$(16,889)	$9,909
Mountain	845	(5,593)	1,397	1,059
East	3,240	(1,866)	(3,579)	91
Other Homebuilding	(411)	(1,243)	(3,617)	(3,140)

Total Homebuilding	5,766	(12,404)	(22,688)	7,919
Financial Services and Other	(1,263)	38	3,156	10,299
Corporate	(24,279)	(22,700)	(87,940)	(88,819)

Consolidated	$(19,776)	$(35,066)	$(107,472)	$(70,601)

INVENTORY IMPAIRMENTS
West	$219	$14,338	$8,769	$17,971
Mountain	64	1,519	2,299	1,519
East	—	990	285	990
Other Homebuilding	—	715	1,612	715

Consolidated	$283	$17,562	$12,965	$21,195

	December 31,
	2011	2010
TOTAL ASSETS
Homebuilding
West	$346,442	$300,652
Mountain	262,787	311,833
East	223,606	188,693
Other Homebuilding	31,468	40,554

Total Homebuilding	864,303	841,732
Financial Services and Other	143,561	135,286
Corporate	852,657	1,573,408
Inter-company adjustments	(1,796)	(2,657)

Consolidated	$1,858,725	$2,547,769

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$8,981	$15,149	$(6,168)	-41%	$53,528	$69,475	$(15,947)	-23%
Financial Services and Other	10,114	8,623	1,491	17%	25,946	22,890	3,056	13%
Corporate	9,650	19,161	(9,511)	-50%	57,840	74,628	(16,788)	-22%

Total	$28,745	$42,933	$(14,188)	-33%	$137,314	$166,993	$(29,679)	-18%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	11.4%	14.3%	-2.9%		15.1%	15.7%	-0.7%
Corporate Segment	4.2%	7.6%	-3.4%		7.2%	8.1%	-0.9%
Depreciation and Amortization (1)	$4,442	$5,137	$(695)	-14%	$16,540	$16,943	$(403)	-2%
Home Gross Margins (2)	15.0%	17.0%	-2.0%		14.7%	19.1%	-4.4%
Adjusted Home Gross Margin (3)	16.8%	16.5%	0.3%		16.7%	19.4%	-2.8%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-2.8%	-2.7%	-0.1%		-2.6%	-2.6%	0.0%
Cash Provided by (Used in)
Operating Activities	$459	$(71,490)	$71,949		$(80,284)	$(209,081)	$128,797
Investing Activities	$23,102	$(47,340)	$70,442		$404,264	$(644,466)	$1,048,730
Financing Activities	$(247,701)	$2,494	$(250,195)		$(552,844)	$191,520	$(744,364)
Corporate and Homebuilding Interest
Interest capitalized during the year	$10,346	$9,064	$1,282	14%	$41,448	$33,919	$7,529	22%
Previously capitalized interest included in home cost of sales	$6,355	$6,827	$(472)	-7%	$21,152	$23,812	$(2,660)	-11%
Interest capitalized in homebuilding inventory, end of year	$58,742	$38,446	$20,296	53%	$58,742	$38,446	$20,296	53%

(1)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.
(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue.
(3)	Excludes warranty adjustments and interest in cost of sales. See reconciliation of non-GAAP financial measures at the end of this release.

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$165,898	$192,831	$(26,933)	-14%	$556,558	$699,951	$(143,393)	-20%
Principal amount of mortgage loans brokered	$—	$828	$(828)	-100%	$4,518	$6,711	$(2,193)	-33%
Capture Rate	74%	81%	-7%		72%	81%	-9%
Including brokered loans	74%	82%	-8%		73%	82%	-9%
Mortgage products (% of mortgage loans originated)
Fixed rate	98%	98%	0%		96%	97%	-1%
Adjustable rate - other	2%	2%	0%		4%	3%	1%
Prime loans (4)	37%	31%	6%		32%	28%	4%
Government loans (5)	63%	69%	-6%		68%	72%	-4%

(4)

Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Unaudited)

	December 31, 2011	December 31, 2010
HOMES STARTED
Unsold Started Homes - Completed	146	119
Unsold Started Homes - Frame	249	722
Unsold Started Homes - Foundation	79	103

Total Unsold Started Homes	474	944
Sold Homes Started	638	609
Model Homes	226	242

TOTAL HOMES STARTED	1,338	1,795

LOTS OWNED (excluding homes started)
Arizona	812	1,257
California	1,173	1,201
Nevada	1,001	991
Washington	275	—

West	3,261	3,449

Colorado	2,951	2,919
Utah	524	594

Mountain	3,475	3,513

Maryland	456	319
Virginia	545	414

East	1,001	733

Florida	241	210
Illinois	123	130

Other Homebuilding	364	340

Total	8,101	8,035

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
LOTS CONTROLLED UNDER OPTION
Arizona	92	408
California	—	222
Nevada	33	838
Washington	147	—

West	272	1,468

Colorado	321	688
Utah	17	393

Mountain	338	1,081

Maryland	598	745
Virginia	173	132

East	771	877

Florida	340	733
Illinois	—	—

Other Homebuilding	340	733

Total	1,721	4,159

TOTAL LOTS OWNED AND CONTROLLED	9,822	12,194

NON-REFUNDABLE OPTION DEPOSITS
Cash	$6,952	$9,019
Letters of Credit	4,316	4,467

Total	$11,268	$13,486

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
HOMES CLOSED
(UNITS)
Arizona	122	110	12	11%	423	571	(148)	-26%
California	104	122	(18)	-15%	272	298	(26)	-9%
Nevada	108	117	(9)	-8%	331	544	(213)	-39%
Washington	46	—	46	N/M	146	—	146	N/M

West	380	349	31	9%	1,172	1,413	(241)	-17%

Colorado	211	243	(32)	-13%	748	789	(41)	-5%
Utah	47	106	(59)	-56%	225	383	(158)	-41%

Mountain	258	349	(91)	-26%	973	1,172	(199)	-17%

Maryland	54	46	8	17%	207	231	(24)	-10%
Virginia	60	70	(10)	-14%	211	236	(25)	-11%

East	114	116	(2)	-2%	418	467	(49)	-10%

Florida	36	51	(15)	-29%	190	193	(3)	-2%
Illinois	4	—	4	N/M	9	—	9	N/M

Other
Homebuilding	40	51	(11)	-22%	199	193	6	3%

Total	792	865	(73)	-8%	2,762	3,245	(483)	-15%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months December 31,		Change		Year Ended December 31,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
AVERAGE SELLING PRICE OF HOMES CLOSED
Arizona	$191.3	$193.3	$(2.0)	-1%	$191.8	$195.6	$(3.8)	-2%
California	303.4	350.3	(46.9)	-13%	311.3	377.3	(66.0)	-17%
Colorado	347.3	323.2	24.1	7%	341.4	313.9	27.5	9%
Florida	241.3	236.5	4.8	2%	230.6	232.1	(1.5)	-1%
Illinois	283.0	N/A	N/M	N/M	300.7	N/A	N/M	N/M
Maryland	465.6	407.5	58.1	14%	439.4	439.4	—	0%
Nevada	186.4	197.6	(11.2)	-6%	190.0	190.4	(0.4)	0%
Utah	275.0	270.9	4.1	2%	278.1	272.3	5.8	2%
Virginia	454.0	446.0	8.0	2%	435.8	469.6	(33.8)	-7%
Washington	257.5	N/A	N/M	N/M	265.6	N/A	N/M	N/M
Average	$291.3	$291.7	$(0.4)	0%	$291.5	$283.8	$7.7	3%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months				Year Ended
	Ended December 31,		Change		December 31,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	77	81	(4)	-5%	467	552	(85)	-15%
California	64	65	(1)	-2%	311	301	10	3%
Nevada	62	61	1	2%	411	532	(121)	-23%
Washington	56	—	56	N/M	124	—	124	N/M

West	259	207	52	25%	1,313	1,385	(72)	-5%

Colorado	148	133	15	11%	708	855	(147)	-17%
Utah	10	50	(40)	-80%	224	358	(134)	-37%

Mountain	158	183	(25)	-14%	932	1,213	(281)	-23%

Maryland	26	55	(29)	-53%	194	231	(37)	-16%
Virginia	39	31	8	26%	244	233	11	5%

East	65	86	(21)	-24%	438	464	(26)	-6%

Florida	38	42	(4)	-10%	196	198	(2)	-1%
Illinois	3	1	2	N/M	8	1	7	700%

Other Homebuilding	41	43	(2)	-5%	204	199	5	3%

Total	523	519	4	1%	2,887	3,261	(374)	-11%

Estimated Value of Orders for Homes, net	$153,000	$150,000	$3,000	2%	$835,000	$920,000	$(85,000)	-9%
Estimated Average Selling Price of Orders for Homes, net	$292.5	$289.0	$3.5	1%	$289.2	$282.1	$7.1	3%
Cancellation Rate (6)	43%	46%	-3%		37%	30%	7%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	December 31,	December 31,
	2011	2010
BACKLOG (UNITS)
Arizona	128	84
California	118	79
Nevada	156	76
Washington	54	—

West	456	239

Colorado	233	273
Utah	68	69

Mountain	301	342

Maryland	113	126
Virginia	103	70

East	216	196

Florida	70	64
Illinois	—	1

Other Homebuilding	70	65

Total	1,043	842

Backlog Estimated Sales Value	$330,000	$269,000

Estimated Average Selling Price of Homes in Backlog	$316.4	$319.5

ACTIVE SUBDIVISIONS
Arizona	25	26
California	17	13
Nevada	20	18
Washington	9	—

West	71	57

Colorado	47	39
Utah	21	19

Mountain	68	58

Maryland	16	14
Virginia	15	8

East	31	22

Florida	17	11
Illinois	—	—

Other Homebuilding	17	11

Total	187	148

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
ADJUSTED HOME GROSS MARGINS
Home Sales Revenue - As reported	$230,732	$252,302	$805,164	$921,022
Home Cost of Sales - As reported	196,140	209,434	686,661	745,085

Home Gross Margin - As reported (Dollars)	$34,592	$42,868	$118,503	$175,937

Home Gross Margin - As reported (Percent)	15.0%	17.0%	14.7%	19.1%
Home Gross Margin - As reported (Dollars)	34,592	42,868	118,503	175,937
Interest in Cost of Sales	6,355	6,827	21,152	23,812
Warranty Adjustments	(2,251)	(8,042)	(5,478)	(20,845)

Adjusted Home Gross Margin (Dollars)	$38,696	$41,653	$134,177	$178,904

Adjusted Home Gross Margins (Percent) (7)	16.8%	16.5%	16.7%	19.4%

ADJUSTED INCOME (LOSS) BEFORE TAXES
Income (Loss) Before Taxes - As reported	$(19,776)	$(35,066)	$(107,472)	$(70,601)
Debt Extinguishment	20,236	—	38,795	—
Impairments	811	17,929	14,901	21,647
Project Abandonment	1,844	1,308	7,102	3,102

Adjusted Income (Loss) Before Taxes (8)	$3,115	$(15,829)	$(46,674)	$(45,852)

(7)	We believe this information is meaningful to investors as management uses it to isolate the impact that warranty adjustments and interest have on our Home Gross Margins.
(8)	We believe this information is meaningful to investors as management uses it to isolate the impact that infrequent or volatile charges have on income before tax.